                                                                    EXHIBIT 4.1

===============================================================================




                           MAXXIM MEDICAL GROUP, INC.

                  Senior Subordinated Discount Notes due 2009



                             ---------------------



                                   INDENTURE



                         Dated as of November 12, 1999




                             ---------------------




                             THE BANK OF NEW YORK,


                                   as Trustee




===============================================================================


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                               TABLE OF CONTENTS

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                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.    Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . .  27
SECTION 1.04.    Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . .  27


                                   ARTICLE 2

                                   THE NOTES

SECTION 2.01.    Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 2.02.    Execution and Authentication. . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 2.03.    Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.04.    Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . .  29
SECTION 2.05.    Holder Lists. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 2.06.    Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 2.07.    Replacement Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 2.08.    Outstanding Notes.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 2.09.    Temporary Notes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 2.10.    Cancelation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 2.11.    Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 2.12.    CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 3.02.    Selection of Notes To Be Redeemed . . . . . . . . . . . . . . . . . . . .  33
SECTION 3.03.    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 3.04.    Effect of Notice of Redemption. . . . . . . . . . . . . . . . . . . . . .  35
SECTION 3.05.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 3.06.    Notes Redeemed in Part. . . . . . . . . . . . . . . . . . . . . . . . . .  35

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                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.    Payment of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 4.02.    SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 4.03.    Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 4.04.    Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . .  41
SECTION 4.05.    Limitation on Restrictions on Distributions from
                   Restricted Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 4.06.    Limitation on Sales of Assets and Subsidiary Stock. . . . . . . . . . . .  47
SECTION 4.07.    Limitation on Transactions with Affiliates. . . . . . . . . . . . . . . .  51
SECTION 4.08.    Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 4.09.    Compliance Certificate. . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 4.10.    Further Instruments and Acts. . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 4.11.    Future Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 4.12.    Limitation on Lines of Business . . . . . . . . . . . . . . . . . . . . .  55
SECTION 4.13.    Limitation on the Sale or Issuance of Capital Stock of
                   Restricted Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 4.14.    Calculation of Original Issue Discount. . . . . . . . . . . . . . . . . .  55


                                   ARTICLE 5

                               SUCCESSOR COMPANY

SECTION 5.01.    When Company May Merge or Transfer Assets . . . . . . . . . . . . . . . .  56


                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 6.02.    Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 6.03.    Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 6.04.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 6.05.    Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 6.06.    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 6.07.    Rights of Holders to Receive Payment. . . . . . . . . . . . . . . . . . .  62
SECTION 6.08.    Collection Suit by Trustee. . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 6.09.    Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . .  62
SECTION 6.10.    Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 6.12.    Waiver of Stay or Extension Laws. . . . . . . . . . . . . . . . . . . . .  63

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                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 7.02.    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 7.03.    Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 7.04.    Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 7.05.    Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 7.06.    Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 7.07.    Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 7.08.    Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 7.09.    Successor Trustee by Merger . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 7.11.    Preferential Collection of Claims Against Company . . . . . . . . . . . .  69


                                   ARTICLE 8

                       DISCHARGE OF INDENTURE, DEFEASANCE

SECTION 8.01.    Discharge of Liability on Notes; Defeasance . . . . . . . . . . . . . . .  69
SECTION 8.02.    Conditions to Defeasance. . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 8.03.    Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 8.04.    Repayment to Company. . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 8.05.    Indemnity for Government Obligations. . . . . . . . . . . . . . . . . . .  72
SECTION 8.06.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72


                                   ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.    Without Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 9.02.    With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 9.03     Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . .  75
SECTION 9.04.    Revocation and Effect of Consents and Waivers . . . . . . . . . . . . . .  75
SECTION 9.05.    Notation on or Exchange of Notes. . . . . . . . . . . . . . . . . . . . .  76
SECTION 9.06.    Trustee to Sign Amendments. . . . . . . . . . . . . . . . . . . . . . . .  76


                                   ARTICLE 10

                                 SUBORDINATION

SECTION 10.01.   Agreement to Subordinate. . . . . . . . . . . . . . . . . . . . . . . . .  76
SECTION 10.02.   Liquidation, Dissolution, Bankruptcy. . . . . . . . . . . . . . . . . . .  77
SECTION 10.03.   Default on Senior Indebtedness. . . . . . . . . . . . . . . . . . . . . .  77
SECTION 10.04.   Acceleration of Payment of Notes. . . . . . . . . . . . . . . . . . . . .  79
SECTION 10.05.   When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . . . .  79
SECTION 10.06.   Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

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SECTION 10.07.   Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
SECTION 10.08.   Subrogation May Not Be Impaired by Company. . . . . . . . . . . . . . . .  80
SECTION 10.09.   Rights of Trustee and Payment Agent . . . . . . . . . . . . . . . . . . .  80
SECTION 10.10.   Distribution or Notice to Representative. . . . . . . . . . . . . . . . .  81
SECTION 10.11.   Article 10 Not To Prevent Events of Default or Limit
                   Right to Accelerate . . . . . . . . . . . . . . . . . . . . . . . . . .  81
SECTION 10.12.   Trust Monies Not Subordinated . . . . . . . . . . . . . . . . . . . . . .  81
SECTION 10.13    Trustee Entitled to Rely. . . . . . . . . . . . . . . . . . . . . . . . .  81
SECTION 10.14.   Trustee to Effectuate Subordination . . . . . . . . . . . . . . . . . . .  81
SECTION 10.15.   Trustee Not Fiduciary for Holders of Senior
                   Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
SECTION 10.16.   Reliance by Holders of Senior Indebtedness on
                   Subordination Provisions. . . . . . . . . . . . . . . . . . . . . . . .  82
SECTION 10.17.   Trustee's Compensation Not Prejudiced . . . . . . . . . . . . . . . . . .  82


                                   ARTICLE 11

                                   GUARANTEES

SECTION 11.01.   Guarantees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
SECTION 11.02.   Limitation on Liability . . . . . . . . . . . . . . . . . . . . . . . . .  85
SECTION 11.03.   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . .  86
SECTION 11.04.   No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
SECTION 11.05.   Modification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
SECTION 11.06.   Execution of Supplemental Indenture for Future Guarantors . . . . . . . .  86
SECTION 11.07    Non-Impairment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87


                                   ARTICLE 12

                        SUBORDINATION OF THE GUARANTEES

SECTION 12.01    Agreement to Subordinate. . . . . . . . . . . . . . . . . . . . . . . . .  87
SECTION 12.02.   Liquidation, Dissolution, Bankruptcy. . . . . . . . . . . . . . . . . . .  88
SECTION 12.03.   Default on Designated Senior Indebtedness of a Guarantor. . . . . . . . .  88
SECTION 12.04.   Demand for Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
SECTION 12.05.   When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . . . .  90
SECTION 12.06.   Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
SECTION 12.07.   Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
SECTION 12.08.   Subordination May Not Be Impaired by a Guarantor. . . . . . . . . . . . .  91
SECTION 12.09.   Rights of Trustee and Paying Agent. . . . . . . . . . . . . . . . . . . .  91
SECTION 12.10.   Distribution or Notice to Representative. . . . . . . . . . . . . . . . .  91

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SECTION 12.11.   Article 12 Not To Prevent Events of Default or Limit
                   Right To Accelerate . . . . . . . . . . . . . . . . . . . . . . . . . .  92
SECTION 12.12.   Trustee Entitled to Rely. . . . . . . . . . . . . . . . . . . . . . . . .  92
SECTION 12.13.   Trustee To Effectuate Subordination . . . . . . . . . . . . . . . . . . .  92
SECTION 12.14.   Trustee Not Fiduciary for Holders of Senior Indebtedness
                   of a Guarantor. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
SECTION 12.15.   Reliance by Holders of Senior Indebtedness of a
                   Guarantor on Subordination Provisions . . . . . . . . . . . . . . . . .  93
SECTION 12.16    Defeasance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93


                                   ARTICLE 13

                                 MISCELLANEOUS

SECTION 13.01.   Trust Indenture Act Controls. . . . . . . . . . . . . . . . . . . . . . .  93
SECTION 13.02.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
SECTION 13.03.   Communication by Holders with Other Holders . . . . . . . . . . . . . . .  94
SECTION 13.04.   Certificate and Opinion as to Conditions Precedent. . . . . . . . . . . .  94
SECTION 13.05.   Statements Required in Certificate or Opinion . . . . . . . . . . . . . .  95
SECTION 13.06.   When Notes Disregarded. . . . . . . . . . . . . . . . . . . . . . . . . .  95
SECTION 13.07.   Rules by Trustee, Paying Agent and Registrar. . . . . . . . . . . . . . .  95
SECTION 13.08.   Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
SECTION 13.09.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
SECTION 13.10.   No Recourse Against Others. . . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 13.11.   Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 13.12.   Multiple Originals. . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 13.13.   Table of Contents; Headings . . . . . . . . . . . . . . . . . . . . . . .  96

Appendix A Provisions Relating to Initial Notes and Exchange Notes Exhibit A - Form of Initial Definitive Note
Exhibit B - Form of Exchange Note
Exhibit C-  Form of Supplemental Indenture

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

                                       INDENTURE dated as of November 12, 1999,
                              among MAXXIM MEDICAL GROUP, INC., a Delaware corporation (the "Company"), as issuer, MAXXIM MEDICAL, INC., a Texas corporation and the parent of the Company ("Holdings"), MAXXIM MEDICAL, INC., a Delaware corporation, FABRITEK LA ROMANA, INC., a Mississippi corporation, and MAXXIM INVESTMENT MANAGEMENT, INC., a Nevada corporation, as guarantors (together with Holdings, the "Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").


         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's Senior Subordinated Discount Notes due 2009 issued on the date hereof (the "Initial Notes") and (b) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix")) or in this Indenture, the Company's Senior Subordinated Discount Notes due 2009 issued in the Registered Exchange Offer in exchange for any Initial Notes or otherwise as provided in this Indenture (the "Exchange Notes" and together with the Initial Notes issued hereunder, the "Notes"). Except as otherwise provided herein, the Notes shall be limited to $144,552,000 in aggregate principal amount at maturity.


                                   ARTICLE 1

                   Definitions and Incorporation by Reference


         SECTION 1.01. Definitions.

         "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of Notes:

         (a) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value shall equal the amount set forth below under the "Accreted Value" column for such Semi-Annual Accrual Date:


         Semi-Annual Accrual Date                  Accreted Value
         ------------------------                  --------------

         Issue Date                                 $   761.000
         May 15, 2000                               $   771.464




         Semi-Annual Accrual Date                  Accreted Value
         ------------------------                  --------------
         November 15, 2000                          $   782.071
         May 15, 2001                               $   792.824
         November 15, 2001                          $   803.725
         May 15, 2002                               $   814.776
         November 15, 2002                          $   825.979
         May 15, 2003                               $   837.337
         November 15, 2003                          $   848.850
         May 15, 2004                               $   860.521
         November 15, 2004                          $   872.353
         May 15, 2005                               $   884.348
         November 15, 2005                          $   896.507
         May 15, 2006                               $   908.834
         November 15, 2006                          $   921.330
         May 15, 2007                               $   933.998
         November 15, 2007                          $   946.841
         May 15, 2008                               $   959.860
         November 15, 2008                          $   973.057
         May 15, 2009                               $   986.437
         November 15, 2009                          $ 1,000.000


         ; or

         (b) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value shall equal the sum of (i) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (ii) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is 182). In the event the Trustee is required to take any action which requires the calculation described in the preceding sentence, upon request by the Trustee, the Company shall calculate such Accreted Value and set forth such amount in an Officers' Certificate.

         "Additional Amounts" means any liquidated damages payable pursuant to the Registration Agreement.

         "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Holdings or the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary; other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) for purposes of Section 4.06 only, a disposition subject to Section 4.04, (iii) a disposition of assets with a Fair Market Value of less than $100,000, (iv) a disposition of Temporary Cash Investments or obsolete equipment or other obsolete assets in the course of business consistent with past practices of the Company and (v) the disposition of all or substantially all of the assets of the Company in a manner permitted in Section
5.01 or any disposition that constitutes a Change of Control; provided that
Section 5.01 or Section 4.08, as the case may be, is complied with.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at 13.64% (the yield to maturity of the Notes), compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

         "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and the collateral documents relating thereto and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

         "Board of Directors" means the Board of Directors of the Company or Holdings, as applicable, or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company or Holdings, as applicable.

         "Business Day" means each day that is not a Legal Holiday.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Circon Note" means a promissory note that may be issued in connection with, or prior to consummation of, the Transactions by Circon to the Company or a Restricted Subsidiary as a dividend payment.

         "Change of Control" means the occurrence of any of the following events:

         (a) prior to the earlier to occur of (i) the first public offering of common stock of Holdings or (ii) the first public offering of common stock of the

      Company, the Permitted Holders, taken together, cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Holdings or the Company, whether as a result of the issuance of securities of Holdings or the Company, any merger, consolidation, liquidation or dissolution of Holdings or the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

         (b) (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that for purposes of this clause (b) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Holdings or the Company and
      (ii) the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holdings or the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings or the Company, as the case may be (for the purposes of this clause (b), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (b)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

         (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings, as the case may be (together with any new directors
      (i) whose election by such Board of Directors of Holdings or the Company, as the case may be, or whose nomination for election by the shareholders of Holdings or the Company, as the case may be, was approved by a majority vote of the directors of Holdings or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) who are designees of the Permitted Holders or were nominated by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company or Holdings, as the case may be, then in office;

         (d) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company; or

         (e) the merger or consolidation of Holdings or the Company with or into another Person or the merger of another Person with or into Holdings or the Company, or the sale of all or substantially all the assets of Holdings or the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Holdings or the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of Holdings or the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

         "Closing Date" means the original date of this Indenture.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "Consolidated Coverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which financial statements are publicly available, to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) or an acquisition of assets (including by acquisition of the Capital Stock of an entity that becomes a Restricted Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, a product line or a line of business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or
(iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

         For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition of assets or Capital Stock or Asset Disposition under clauses (iii), (iv) or (v) above, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall include those adjustments permitted in accordance with GAAP and/or Article XI of Regulation S-X (or any successor thereto) promulgated by the SEC. Notwithstanding the foregoing, with respect to any Investment or acquisition of assets or Capital Stock (in each case, by merger or otherwise), any such pro forma calculations may include the annualized amount of operating expense reductions (net of any annualized expenses (including interest expense) incurred to achieve such operating expense reductions) for such period resulting from the acquisition or other transaction which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition or other transaction, including but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of the Company of the closing) of any facility, as applicable. In addition, and notwithstanding the foregoing, for purposes of calculating the Consolidated Coverage Ratio, as of any date of determination, pro forma effect may be given to the annualized amount of operating expense reductions (net of any annualized expenses (including interest expense) incurred to achieve such operating expense reductions) resulting from any acquisitions or other transactions occurring in either of the two fiscal quarters prior to the four quarter reference period for which the Consolidated Coverage Ratio is being calculated, provided that (1) such acquisition or other transaction would have been given pro forma effect under clause (iv) or (v) above had it occurred in the four quarter reference period for which the Consolidated Coverage Ratio is being calculated and (2) such operating expense reductions have been realized, or the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition or other transaction, including the steps described in the immediately preceding sentence. In connection with any pro forma adjustment or adjustments made pursuant to either of the two immediately preceding sentences, such adjustment or adjustments shall be set forth in an Officers' Certificate signed by the Company's Chief Financial Officer and another Officer which states (x) the amount of such adjustment or adjustments, (y) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and
(z) that any related Incurrence of Indebtedness is permitted pursuant to this Indenture.

         If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of twelve months). In addition, for purposes of the computations referred to in clauses (i) and (ii) above, interest expense on any Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

         "Consolidated Current Liabilities" as of any date of determination means the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a Consolidated basis, after eliminating: (a) all intercompany items between the Company and any Restricted Subsidiary; and (b) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries to the extent such interest expense was deducted in computing Consolidated Net Income plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, (a) interest expense attributable to Capitalized Lease Obligations and interest expense attributable to leases constituting part of a Sale/Leaseback Transaction; (b) amortization of debt discount and debt issuance costs (other than (i) debt issuance costs incurred in connection with the Transactions and
(ii) any other debt issuance costs incurred in amounts, and on terms, that are customary and reasonable in light of then prevailing market conditions); (c) capitalized interest; (d) noncash interest expense; (e) amortization of, or other charges for, commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing; (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Company or any Restricted Subsidiary; (g) amortization of net costs associated with Hedging Obligations (including amortization of fees); (h) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary; (i) interest Incurred in connection with investments in discontinued operations; and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

         "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

         (a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or the Fair Market Value of other assets actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income (but only to the extent (cumulative of such losses) of the Company's Investment in such Person);

         (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

         (c) any net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived, except that the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

         (d) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

         (e) any extraordinary or otherwise nonrecurring gain or loss; and

         (f) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(iv)(3)(E)(x).

         "Consolidated Net Tangible Assets" as of any date of determination means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (a) minority interests in Consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of the Company; (c) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (e) treasury stock; (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

         "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

         "Credit Agreement" means the credit agreement dated as of November 12, 1999 among the Company, Holdings, The Chase Manhattan Bank, as administrative agent and collateral agent, Bankers Trust Company, as co-syndication agent, Merrill Lynch Capital Corporation, as co-syndication agent, Credit Suisse First Boston, as co-documentation agent, and the lenders party thereto, as amended, waived or otherwise modified from time to time (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount at maturity of Notes at the time outstanding).

         "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

         "Debt Tender Offer" means the debt tender offer to acquire up to $100.0 million of Existing Notes in connection with the Transactions.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Noncash Consideration" means noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate that sets forth the basis for valuing such Designated Noncash Consideration.

         "Designated Senior Indebtedness" of the Company or a Guarantor means
(a) Bank Indebtedness or a guarantee thereof of the Company or such Guarantor, as applicable; and (b) any other Senior Indebtedness of the Company or such Guarantor that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $15.0 million and is specifically designated by the Company or such Guarantor in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary, provided that any such conversion or exchange shall be deemed an issuance of Indebtedness or Disqualified Stock, as applicable); or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c) on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such

Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

         "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense of the Company and its Consolidated Restricted Subsidiaries, (b) Consolidated Interest Expense, (c) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (e) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period, but that will not be expensed in such future periods) less all noncash items of income of the Company and its Consolidated Restricted Subsidiaries (other than noncash items representing an accrual or reserve for cash to be received in any future period but that will not be treated as income in such future periods), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges less all noncash items of income of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) of the Company or Holdings, other than offerings of the Company or Holdings of the type that can be registered on Form S-8 (or any successor form) pursuant to the Securities Act.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Notes" means the 10 1/2% Senior Subordinated Notes due 2006 of Holdings prior to the Closing Date and of the Company from and after the Closing Date.

         "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Except as required by the next sentence, Fair Market Value will be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors of the Company. For purposes of the definition of "Consolidated Net Income" and Section 4.06, the Fair Market Value of assets or property, other than cash, which involves an aggregate amount in excess of $10.0 million, shall have been determined in writing by a nationally recognized appraisal, accounting or investment banking firm.

         "Foreign Coverage Ratio" has the same meaning as Consolidated Coverage Ratio except that all references (in the definition of Consolidated Coverage Ratio and in the definitions used therein) to (a) the "Company" shall be deemed to be references to the Foreign Subsidiaries and (b) "Restricted Subsidiaries" shall be deemed to be references only to the Foreign Subsidiaries.

         "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except as specifically provided herein.

         "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

         "Guarantee" means each guarantee of the obligations with respect to the Notes issued by a Guarantor pursuant to the terms of this Indenture.

         "Guarantor" means Holdings and any Subsidiary of the Company that has provided a guarantee of the obligations with respect to the Notes.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" means the Person in whose name a Note is registered on the registrar's books.

         "Holdings" means Maxxim Medical, Inc., a Texas corporation, and parent of the Company, until a successor replaces it and thereafter, means the successor.

         "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person is merged or consolidated with another Person or becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a noncash interest bearing or other discount security or addition of interest to principal on a pay-in-kind security shall not be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

         (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

         (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

         (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables and contingent obligations to pay earn-outs), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

         (e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

         (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

         (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

         (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

         (i) all obligations of the type referred to in clauses (a) through (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, except as provided above, the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(i) the Company's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

         "Issue Date" means the date on which the Initial Notes are originally issued.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Management Group" means the group consisting of current and former directors and executive officers of the Company and Holdings.

         "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (a) all legal fees and expenses, title and recording tax expenses, commissions and other fees and expenses incurred (including any out-of-pocket expenses relating to the relocation of assets or personnel, any severance or other personnel costs, and any other out-of-pocket expenses of a similar nature, in each case incurred within twelve months of such Asset Disposition), and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

         "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. "Officer" of a Guarantor has a correlative meaning.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or a Guarantor.

         "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

         "Permitted Holders" means Fox Paine Capital Fund, L.P. and its Affiliates, FPC Investors, L.P., Maxxim Coinvestment Fund I, LLC, Maxxim Coinvestment Fund II, LLC, Maxxim Coinvestment Fund III, LLC, Maxxim Coinvestment Fund IV, LLC, Maxxim Coinvestment Fund V, LLC, the Management Group and any Person acting in the capacity of an underwriter in connection with a public or private offering of Holding's or the Company's Capital Stock.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment (including the purchase of its Capital Stock), become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business; (c) Temporary Cash Investments; (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) any loans or advances to employees or consultants made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding, when aggregated with amounts loaned or advanced under Section 4.04(b)(vi)(4), $5.0 million in the aggregate outstanding at any one time; (g) stock, obligations or securities received in settlement of (or foreclosure with respect to) debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents the noncash or deemed cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (i) (x) any Investment existing on the Closing Date and (y) in the case of loans and advances made to employees or consultants and existing on the Closing Date, such loans and advances and any extensions or Refinancings thereof; (j) Hedging Obligations permitted under Section 4.03(b)(vii); (k) guarantees of Indebtedness permitted under Section 4.03; (l) the Circon Note; (m) Investments which are made exclusively with Capital Stock of Holdings or the Company (other than Disqualified Stock); and (n) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (n) that are at the time outstanding, not to exceed $10.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

         "Permitted Junior Securities" means debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Closing Date, so long as to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash or cash equivalents on such date, the holders of any such Senior

Indebtedness not so paid in full in cash or cash equivalents have consented to the terms of such plan of reorganization or readjustment.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "principal" of a Note means the Accreted Value of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Private Placement Memorandum" means the Private Placement Memorandum dated November 12, 1999, relating to the Notes.

         "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of an asset or Capital Stock, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset or Capital Stock, including additions and improvements; provided, however, that such Indebtedness is incurred within 180 days before or after the acquisition by the Company or such Restricted Subsidiary of such asset.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, repay, redeem, retire, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (a) other than with respect to Senior Indebtedness, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; (b) other than with respect to Senior Indebtedness, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (or, in the case of Bank Indebtedness, in an aggregate principal amount of commitments or loans thereunder of up to $310.0 million less the aggregate amount of prepayments of Bank Indebtedness pursuant to Section 4.06); and (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Related Assets" means (a) assets used or useful in a Permitted Business or (b) equity interests representing a majority of the Voting Stock of Persons engaged in a Permitted Business.

         "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

         "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of the Company or any Guarantor, as applicable, secured by a Lien.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" of the Company or any Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or such Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts (including expenses, reimbursement obligations under letters of credit and indemnities) owing in respect of, Bank Indebtedness and guarantees thereof and all other Indebtedness of the Company or such Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes or such Guarantor's Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company or any Guarantor shall not include (a) (i) in the case of the Company, any obligation of the Company to Holdings or any Subsidiary of the Company or (ii) in the case of such Guarantor, any obligation of such Guarantor to the Company, Holdings or any Subsidiary of the Company,
(b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Guarantor, as applicable, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business of the Company or such Guarantor, as applicable (including guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company or such Guarantor, as applicable, (and any accrued and unpaid interest in respect thereof) that is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Guarantor, as applicable, including any Senior Subordinated Indebtedness of the Company or such Guarantor, as applicable, and any Subordinated Obligations of the Company or such Guarantor, as applicable, (e) any obligations of the Company or such Guarantor, as applicable, with respect to any Capital Stock or (f) any Indebtedness of the Company or such Guarantor, as applicable, Incurred in violation of this Indenture. If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Bankruptcy Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless shall constitute Senior Indebtedness.

         "Senior Subordinated Indebtedness" of the Company or any Guarantor means the Notes or such Guarantor's Guarantee, as applicable, and any other Indebtedness of the Company, including the Existing Notes, or such Guarantor, including its guarantee of the Existing Notes, as applicable, that specifically provides that such

Indebtedness is to rank pari passu with the Notes or such Guarantor's Guarantee, as applicable, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Guarantor which is not Senior Indebtedness of the Company or such Guarantor, as applicable.

         "Services Agreement" means the Services Agreement to be entered into by Circon, its parent entity, the Company and Holdings in connection with the Transactions.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer thereof unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company or any Guarantor, as applicable, (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or such Guarantor's Guarantee, as applicable, pursuant to a written agreement.

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity: (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held; or (b) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary Guarantors" means the Subsidiaries of the Company that are Guarantors.

         "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

(b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Closing Date.

         "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transactions" has the meaning set forth in the Private Placement Memorandum relating to the sale of the Notes.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means any vice president, any assistant vice president, any secretary, any assistant treasurer or any other trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (i) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (ii) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer's option.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

         SECTION 1.02. Other Definitions.

                                                                    Defined in
        Term                                                         Section
        ----                                                        ----------

"Affiliate Transaction" . . . . . . . . . . . . . . . . . . . . .      4.07(a)
"Appendix"  . . . . . . . . . . . . . . . . . . . . . . . . . . .     Preamble
"Bankruptcy Law". . . . . . . . . . . . . . . . . . . . . . . . .         6.01
"beneficially own". . . . . . . . . . . . . . . . . . . . . . . .         1.01
"Blockage Notice" . . . . . . . . . . . . . . . . . . . . . . . .        10.03
"Change of Control Offer" . . . . . . . . . . . . . . . . . . . .      4.08(b)
"covenant defeasance option". . . . . . . . . . . . . . . . . . .      8.01(b)
"Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.01
"Definitive Note" . . . . . . . . . . . . . . . . . . . . . . . .   Appendix A
"Event of Default". . . . . . . . . . . . . . . . . . . . . . . .         6.01
"Exchange Notes". . . . . . . . . . . . . . . . . . . . . . . . .     Preamble
"Global Exchange Notes" . . . . . . . . . . . . . . . . . . . . .   Appendix A
"Guarantee Blockage Notice" . . . . . . . . . . . . . . . . . . .        12.03
"Guaranteed Obligations". . . . . . . . . . . . . . . . . . . . .        11.01
"Guaranteed Payment Blockage Period". . . . . . . . . . . . . . .        12.03
"incorporated provision". . . . . . . . . . . . . . . . . . . . .        13.01
"Initial Notes" . . . . . . . . . . . . . . . . . . . . . . . . .     Preamble
"legal defeasance option" . . . . . . . . . . . . . . . . . . . .      8.01(b)
"Legal Holiday" . . . . . . . . . . . . . . . . . . . . . . . . .        13.08
"Notes Custodian" . . . . . . . . . . . . . . . . . . . . . . . .   Appendix A
"Notice of Default" . . . . . . . . . . . . . . . . . . . . . . .         6.01
"Offer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.06(b)
"Offer Amount". . . . . . . . . . . . . . . . . . . . . . . . . .  4.06(c)(ii)
"Offer Period". . . . . . . . . . . . . . . . . . . . . . . . . .  4.06(c)(ii)
"pay its Guarantee" . . . . . . . . . . . . . . . . . . . . . . .        12.03
"pay the Notes" . . . . . . . . . . . . . . . . . . . . . . . . .       10.03
"Paying Agent". . . . . . . . . . . . . . . . . . . . . . . . . .         2.03
"Payment Blockage Period" . . . . . . . . . . . . . . . . . . . .        10.03
"protected purchaser" . . . . . . . . . . . . . . . . . . . . . .         2.07
"Purchase Date" . . . . . . . . . . . . . . . . . . . . . . . . .   4.06(c)(i)
"Registered Exchange Offer" . . . . . . . . . . . . . . . . . . .   Appendix A
"Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.03
"Registration Agreement". . . . . . . . . . . . . . . . . . . . .   Appendix A
"Restricted Payment". . . . . . . . . . . . . . . . . . . . . . .      4.04(a)
"Successor Company" . . . . . . . . . . . . . . . . . . . . . . .      5.01(a)


         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Notes and the Guarantees.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) "including" means including without limitation;

         (e) words in the singular include the plural and words in the plural include the singular;

         (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

         (g) the principal amount of any noninterest bearing or other discount security (other than the Notes) at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

         (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                   ARTICLE 2

                                   The Notes

         SECTION 2.01. Form and Dating. Provisions relating to the Initial Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 (in principal amount at maturity) and integral multiples thereof.

         SECTION 2.02. Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery Notes as set forth in the Appendix.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company.

Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.03. Registrar and Paying Agent. (a) The Company shall maintain an office or agency, which shall be located in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Exchange Notes.

         (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

         (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

         SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m. on each due date of the principal of and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee, in accordance with
Section 13.02, of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to and received by the Trustee.

         SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount at maturity of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

         Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Guarantor, the Paying Agent, the Trustee or the Registrar shall be affected by notice to the contrary.

         Any Holder of a Global Exchange Note shall, by acceptance of such Global Exchange Note, agree that transfers of beneficial interest in such Global Exchange Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Exchange Note (or its agent) or (b) any Holder of a beneficial interest in such Global Exchange Note, and that ownership of a beneficial interest in such Global Exchange Note shall be required to be reflected in a book entry.

         All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond satisfactory to each of the Company, the Trustee, the Paying Agent and the Registrar to protect each from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

         Every replacement Note is an additional obligation of the Company.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

         SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section 2.08 as not outstanding. Subject to

Section 13.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

         SECTION 2.10. Cancelation. The Company at any time may deliver Notes to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancelation and shall deliver canceled Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

         SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.12. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" or "Private Placement" numbers (as applicable) and, if so, the Trustee shall use "CUSIP" or "Private Placement" numbers (as applicable) in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "Private Placement" numbers (as applicable).


                                   ARTICLE 3

                                   Redemption

         SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 4.08(e) or paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount at maturity of Notes to be redeemed.

         The Company shall give each notice to the Trustee provided for in this
Section 3.01 at least 40 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate specifying the Accreted Value as of the redemption date, calculated as described in this Indenture, and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements). The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Notes that have denominations larger than $1,000. Notes and portions thereof that the Trustee selects shall be in principal amounts at maturity of $1,000 or a whole multiple thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of

Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

         SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

         The notice shall identify the Notes to be redeemed and shall state:

            (i) the redemption date;

           (ii) the redemption price and the amount of accrued interest to the redemption date;

          (iii) the name and address of the Paying Agent;

           (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (v) that if any Note is being redeemed in part, after the redemption date and surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion shall be issued to the Holder;

           (vi) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amount at maturity of the particular Notes to be redeemed;

          (vii) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Accreted Value of Notes (or portion thereof) called for redemption ceases to accrete and interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

         (viii) the CUSIP or Private Placement number, if any, printed on the Notes being redeemed;

           (ix) that no representation is made as to the correctness or accuracy of the CUSIP or Private Placement number, if any, listed in such notice or printed on the Notes; and

            (x) the paragraph of the Notes and the Section of the Indenture pursuant to which the Notes are being redeemed.

         (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee notice as specified in Section 3.01 of this Indenture with the information set forth in this Section 3.03. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest and Additional Amounts, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and Additional Amounts, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancelation. On and after the redemption date, the Accreted Value of Notes (or portion thereof) called for redemption shall cease to accrete and interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and Additional Amounts, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

         SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4

                                   Covenants

         SECTION 4.01. Payment of Notes. (a) The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal of and interest on the Notes shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal of and interest on the Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

         (b) The Company shall pay interest on overdue principal of the Notes at the rate specified therefor in the Notes and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, and provide the Trustee, Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act. In the event that the rules and regulations promulgated under the Exchange Act or the interpretations of the SEC thereof would permit the Company, if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to cease to file separate reports pursuant thereto based on the inclusion of financial or other information with respect to the Company in the reports and other information filed with the SEC or otherwise, Holdings may file with the SEC copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act (including such information as would be required to so permit the Company to cease to file separate reports) and provide them to the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, in which case the Company shall be relieved of its obligations under the previous sentence. In addition, following a Public Equity Offering, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company or Holdings to its public shareholders generally. The Company also shall comply with the other provisions of TIA ss. 314(a).

         SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary (other than any Foreign Subsidiary that is not a Guarantor) may Incur Indebtedness if on the date of such

Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2:1 if such Indebtedness is Incurred on or prior to November 12, 2002 or 2.25:1 if such Indebtedness is Incurred thereafter.

         (b) Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries may Incur the following Indebtedness:

            (i) Bank Indebtedness of the Company in an aggregate principal amount not to exceed $310.0 million less the aggregate amount of all prepayments of principal of such Indebtedness pursuant to Section 4.06;

           (ii) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Wholly Owned Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash or cash equivalents of all obligations with respect to the Notes; and (3) if a Restricted Subsidiary that is a Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Wholly Owned Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash or cash equivalents of all obligations of such Restricted Subsidiary with respect to its Guarantee;

          (iii) Indebtedness (1) represented by the Notes and the Guarantees,
      (2) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness that is Refinancing Indebtedness) or
      Section 4.03(a) or (4) consisting of guarantees of any Indebtedness permitted under this Section 4.03 (other than guarantees of Indebtedness of Subsidiaries that are not Guarantors);

           (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that if $10.0 million in the aggregate of Indebtedness Incurred by Restricted Subsidiaries and/or other Persons pursuant to this clause
      (iv)(1) and clause (viii)(1) of this Section 4.03(b) remains outstanding, Indebtedness may be Incurred under this clause (iv)(1) only if, on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv)(1) and (2) Refinancing Indebtedness Incurred by the Company or a Restricted Subsidiary in respect of Indebtedness Incurred pursuant to this clause (iv)(1);

            (v) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business;

           (vi) Indebtedness (including Capitalized Lease Obligations and Attributable Debt) Incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or Capital Stock of any Person owning such assets that becomes a Wholly Owned Subsidiary) in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (vi), does not exceed $20.0 million;

          (vii) Hedging Obligations of the Company or any Guarantor entered into in the ordinary course of business for the purpose of fixing or hedging interest rate risk or currency fluctuations;

         (viii) (1) Indebtedness of another Person Incurred and outstanding on or prior to the date on which such Person consolidates with or merges with or into the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person consolidates with or merges with or into the Company); provided, however, that (a) such transaction complies with Section 5.01 and (b) if $10.0 million in the aggregate of Indebtedness Incurred by any Persons and/or Restricted Subsidiaries pursuant to this clause (viii)(1) and clause (iv)(1) of this Section 4.03(b) remains outstanding, Indebtedness may be Incurred under this clause (viii)(1) only if, on the date that such transaction is consummated, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (viii)(1) and (2) Refinancing Indebtedness Incurred by the Company or the Successor Company in respect of Indebtedness Incurred pursuant to subclause (1) of this clause (viii);

           (ix) (1)Indebtedness of a Foreign Subsidiary that is not a Guarantor; provided, however, that, on the date that such Foreign Subsidiary Incurs such Indebtedness, (A) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (ix)(1), and (B) the Foreign Coverage Ratio would be greater than 2.5:1.0 after giving effect to the Incurrence of such Indebtedness pursuant to this clause (ix)(1), and (2) Refinancing Indebtedness Incurred by such Foreign Subsidiary in respect of Indebtedness Incurred pursuant to subclause (1) of this clause (ix); or

            (x) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (x) and then outstanding, shall not exceed $10.0 million.

         (c) Notwithstanding the foregoing, a Domestic Subsidiary that is not a Guarantor may not Incur any Indebtedness pursuant to Section 4.03(a) or 4.03(b) (except pursuant to clauses (ii) and (iii) of Section 4.03(b)) if such Subsidiary, together with all other Domestic Subsidiaries that are not Guarantors, (x) generated in excess of 10% of the EBITDA of the Company and its Domestic Subsidiaries on a consolidated basis for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which financial statements are publicly available or (y) had assets representing more than 10% of the Consolidated Net Tangible Assets of the Company and its Domestic Subsidiaries on a consolidated basis as of the end of the fiscal quarter for which financial statements are publicly available.

         (d) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. The Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Guarantor shall not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such Guarantor unless such

Indebtedness is Senior Subordinated Indebtedness of such Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Guarantor. In addition, a Guarantor shall not Incur any Secured Indebtedness that is not Senior Indebtedness of such Guarantor unless contemporaneously therewith effective provision is made to secure the Guarantee of such Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

         (e) Notwithstanding any other provision of this Section 4.03, an increase in the dollar amount of Indebtedness of the Company or any Restricted Subsidiary that comes about solely as a result of fluctuations in the exchange rates of currencies shall not be deemed to be the Incurrence by the Company or such Restricted Subsidiary of additional Indebtedness.

         (f) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this
Section 4.03 permitting such Indebtedness and (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

         SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to
(i) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company) to the holders of its Capital Stock except (1) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (2) dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings, the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition or payment) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment referred to in clauses (i) through (iv) of this
Section 4.04(a) being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

         (1) a Default shall have occurred and be continuing (or would result therefrom);

         (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

         (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors of the Company) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which financial statements are publicly available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

             (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than (x) an issuance or sale to a Subsidiary of the Company, (y) an issuance or sale to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries or (z) to the extent used in accordance with
         Section 4.04(b)(v)(b) or Section 4.04(b)(vi)(3)(B)); plus

             (C) the aggregate Net Cash Proceeds received by the Company or a Restricted Subsidiary from the sale or other disposition (other than to (x) the Company or a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) of any Investments previously made by the Company or a Restricted Subsidiary and treated as a Restricted Payment; provided that the amount added pursuant to this clause (C) shall not
         (x) exceed the amount of such Investments previously made by the Company or any Restricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments and (y) include any amounts from such sale or disposition previously included in Section 4.04(a)(iv)(3); plus

             (D) the amount by which Indebtedness of the Company or the Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or the Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

             (E) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; plus

             (F) $5.0 million.

         (b) The provisions of Section 4.04(a) shall not prohibit:

            (i) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (1) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments; and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) will be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B);

           (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Guarantor (other than Holdings) from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

           (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with Section 4.04; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

            (v) any purchase, repurchase, redemption or other acquisition or retirement for value of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, such shares of common stock or such options; provided, however, that the aggregate amount of such purchases, repurchases, redemptions and other acquisitions or retirements for value, together with any amounts or other distributions to Holdings under
      Section 4.04(b)(vi)(3), shall not exceed in any calendar year the sum of
      (a) $5.0 million plus (b) the Net Cash Proceeds (1) received since the Closing Date by the Company or received by Holdings and contributed to the Company from the sale of Capital Stock to employees, consultants and directors of Holdings or the Company and (2) not previously credited to any purchase, repurchase, redemption or retirement for value or other acquisition of such shares or options to purchase shares of common stock pursuant to this Section 4.04(b)(v)(b) or Section 4.04(b)(vi)(3)(B) below; provided, further, however, that such purchase, repurchase, redemption or other acquisition or retirement for value shall be included in the calculation of the amount of Restricted Payments (unless made with Net Cash Proceeds excluded pursuant to Section 4.04(a)(iv)(3)(B)(z));

           (vi) any payment of dividends, other distributions or other amounts by the Company solely for the purposes set forth in clauses (1) through
      (4) below; provided, however, that any such dividend, distribution or other amount set forth in clauses (1), (3) (unless made with Net Cash Proceeds excluded pursuant to Section 4.04(a)(iv)(3)(B)(z)) and (4) (but not clause (2)) shall be included in the calculation of the amount of Restricted Payments for the purposes of Section 4.04(a):

             (1) to Holdings to provide for operating costs in an aggregate amount not to exceed $1.0 million per fiscal year;

             (2) to Holdings in amounts equal to amounts required for Holdings to pay U.S. federal, state and local income or foreign income taxes to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

             (3) to Holdings in amounts equal to amounts expended by Holdings to purchase, repurchase, redeem or otherwise acquire or retire for value shares of, or options to purchase shares of, common stock of Holdings from employees, former employees, consultants, former consultants, directors or former directors of Holdings, the Company or any of the Company's Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Holdings under which such individuals purchase or sell, or are granted the option to purchase or sell, such shares of common stock of Holdings or such options; provided, however, that the aggregate amount paid, loaned or advanced to Holdings pursuant to this Section 4.04(b)(vi)(3), together with the amounts of any repurchases or other acquisitions under Section 4.04(b)(v), shall not exceed in any calendar year the sum of (A) $5.0 million plus (B) the Net Cash Proceeds (1) received since the Closing Date by the Company or received by Holdings and contributed to the Company from the sale of Capital Stock to employees, consultants and directors of Holdings or the Company and (2) not previously credited to any purchase, repurchase, redemption or other acquisition or retirement for value of such shares or options to purchase shares of common stock pursuant to this Section 4.04(b)(vi)(3)(B) or Section 4.04(b)(v)(b); and

             (4) to Holdings in amounts equal to amounts necessary for Holdings to make loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed, when aggregated with amounts loaned or advanced under clause (f) of the definition of "Permitted Investments," $5.0 million in the aggregate outstanding at any one time; and

          (vii) any payment of dividends from the Company to Holdings on or prior to the Closing Date in order to consummate the Transactions (as defined and described in the Private Placement Memorandum), provided, however, that any such dividend shall be excluded in the calculation of the amount of Restricted Payments.

         SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of the Restricted Subsidiaries, (b) make any loans or advances to the Company or any of the Restricted Subsidiaries or (c) transfer any of its property or assets to the Company or any of the Restricted Subsidiaries, except:

            (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

           (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause
      (iii) or contained in any amendment to an agreement referred to in clause
      (i) or (ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

           (iv) in the case of clause (c), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or (2) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

            (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

           (vi) any encumbrance or restriction relating to Purchase Money Indebtedness or Capitalized Lease Obligations for property acquired in the ordinary course of business that imposes restrictions on the ability of the Company or a Restricted Subsidiary to sell, lease or transfer the acquired property to the Company or the Restricted Subsidiaries;

          (vii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

         (viii) any encumbrance or restriction contained in joint venture agreements and other similar agreements entered into in the ordinary course of business and customary for such types of agreements.

         SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the following shall be deemed to be cash for purposes of this clause (ii) (but not for purposes of the definition of Net Available Cash): (1) the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets, (2) the amount of any securities received by the Company or such Restricted Subsidiary from such transferee that are converted or scheduled to be converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received or scheduled to be received) within 90 days following the closing of such Asset Disposition, (3) the Fair Market Value of any Related Assets received by the Company or such Restricted Subsidiary in such Asset Disposition and (4) any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (4) that has not been converted into cash or cash equivalents, not to exceed 10% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter for which financial statements are publicly available at the time such Designated Noncash Consideration is received (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (1) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem, purchase, repurchase, defease or otherwise acquire or retire for value Senior Indebtedness of the Company or Indebtedness (other than obligations in respect of any Preferred Stock) of a Wholly Owned Subsidiary (in each case, other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of any Disqualified Stock) within 360 days of the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (2) second, to the extent of the balance of Net Available Cash after application in accordance with clause (1) of this Section 4.06(a)(iii), to the extent the Company or such Restricted Subsidiary elects to, or enters into a binding agreement to, reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with cash in an amount equal to the amount of Net Available Cash received by, or to be received by, the Company or another Restricted Subsidiary) within 360 days of the later of such Asset Disposition or the receipt of such Net Available Cash; and (3) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2) of this Section 4.06(a)(iii), to make an Offer to purchase Notes pursuant to and subject to the conditions set forth in Section 4.06(b); provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the Notes and other Senior Subordinated Indebtedness of the Company; provided, however that, in connection with any prepayment, repayment, purchase, repurchase, defeasance or other acquisition or retirement for value of Indebtedness pursuant to clauses
(1) or (3) of this Section 4.06(a)(iii), the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, defeased or otherwise acquired or retired for value.

         Upon completion of any Offer, the amount of Net Available Cash shall be reset at zero and the Company shall be entitled to use any remaining proceeds for any corporate purposes to the extent permitted under this Indenture.

         Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06 exceeds $10.0 million.

         (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 4.06(a)(iii)(3), the Company shall be required to offer to purchase Notes tendered pursuant to an offer by the Company for the Notes (an "Offer") at a purchase price of 100% of their Accreted Value plus accrued and unpaid interest thereon and Additional Amounts in respect thereof, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c) and to purchase other Senior Subordinated Indebtedness on the terms and to the extent contemplated thereby. The Company shall not be required to make an Offer for Notes pursuant to this
Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in Sections 4.06(a)(iii)(1) and 4.06(a)(iii)(2)) is less than $10.0 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         (c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount at maturity, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), in each case, if any,
(2) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the address referred to in clause (iii)).

           (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Company to the Trustee is greater than the purchase price of the Notes (and other Senior Subordinated Indebtedness) tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this
Section 4.06.

          (iii) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal of the Notes and the aggregate principal amount (or if noninterest bearing or issued at discount, the accreted value) of any other Senior Subordinated Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Notes and other Senior Subordinated Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and other Senior Subordinated Indebtedness in denominations of $1,000 (principal at maturity), or integral multiples thereof, are purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered.

           (iv) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.06 by virtue thereof.

         SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms (i) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors of the Company having no personal stake, other than as a holder of Capital Stock of Holdings, the Company or such Restricted Subsidiary, in such Affiliate Transaction and
(iii) that, in the event that such Affiliate Transaction involves an amount in excess of $25.0 million or does not comply with Section 4.07(a)(ii), have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to the Company and the Restricted Subsidiaries.

         (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iii) the grant of stock options or similar rights to employees, consultants and directors of Holdings, the Company or the Subsidiaries of the Company pursuant to plans approved by the Board of Directors of Holdings or the Company, (iv) (A) extensions and Refinancings of loans or advances existing on the Closing Date that were made to employees or consultants and (B) loans or advances to employees in the ordinary course of business in accordance with past practices of Holdings, but in any event in the case of this clause (B) not to exceed $10.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of Holdings, the Company and the Subsidiaries of the Company who are not employees of Holdings, the Company or such Subsidiaries, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; (vii) customary indemnification and insurance arrangements in favor of officers, directors, employees and consultants of Holdings, the Company or any of the Restricted Subsidiaries;
(viii) the purchase and sale of inventory in the ordinary course of business on an arm's-length basis consistent with customary market pricing; (ix) marketing and/or distribution arrangements on arm's-length terms; (x) payments by the Company or any of the Restricted Subsidiaries to Fox Paine and its Affiliates for any financial advisory, management, financing, underwriting or other placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the members of the Board of Directors of the Company referred to in
Section 4.07(a)(ii)(2) in good faith; (xi) the existence of, or the performance by the Company or any Restricted Subsidiary of the obligations under the terms of, any stockholders' agreements (including any registration rights agreement or purchase agreement related thereto) to which any of them is a party as of the Closing Date, as such agreements may be amended from time to time pursuant to the terms thereof; provided, however, that the terms of any such amendment are no less favorable to the Holders than the terms of any such agreements in effect as of the Closing Date; (xii) the issuance of Capital Stock (other than Disqualified Stock) of the Company for cash to any Permitted Holder; (xiii) any transaction between Circon and the Company or a Restricted Subsidiary in respect of the Circon Note in connection with the Transactions; and (xiv) the performance of the Services Agreement as in effect on the Closing Date (or any addition or deletion of services thereunder on substantially similar terms) or any other amendment or modification thereto or replacement thereof so long as any such other amendment, modification or replacement agreement is not materially more disadvantageous to the Holders than the original agreement as in effect on the Closing Date.

         SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest thereon and Additional Amounts, if any, in respect thereof to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Notes pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Notes pursuant to Section 4.08(e) or paragraph 5 of the Notes.

         In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or, if doing so will allow the repurchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in Section 4.08(b).

         (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

           (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest thereon and Additional Amounts in respect thereof, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

          (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

         (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (iv) the instructions determined by the Company, consistent with this
      Section 4.08, that a Holder must follow in order to have its Notes purchased.

         (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         (d) On the purchase date, all Notes purchased by the Company under this Section 4.08 shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         (e) In the event that Holders of not less than 98% of the principal amount at maturity of the outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes held by such Holders, the Company shall have the right, on not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all the Notes that remain outstanding following such purchase at the purchase price specified in the Change of Control Offer plus, to the extent not included in the purchase price specified in the Change of Control Offer, accrued and unpaid interest thereon and Additional Amounts in respect thereof, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date).

         (f) Notwithstanding the foregoing provisions of this Section 4.08, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in
Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         (g) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (h) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

         (i) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

         SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

         SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.11. Future Guarantors. Subject to Section 11.02(b), the Company shall cause (i) each Domestic Subsidiary that is acquired or formed after the Closing Date, and (ii) each Foreign Subsidiary (whether previously existing or newly acquired or formed) that guarantees any Indebtedness of the Company (other than the Existing Notes) or a Domestic Subsidiary after the Closing Date, to become a Guarantor, and, if applicable to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Subsidiary will guarantee payment of the Notes.

         SECTION 4.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

         SECTION 4.13. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (a) to the Company or a Wholly Owned Subsidiary; (b) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries owns any Capital Stock of such Restricted Subsidiary or (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition. The cash proceeds of any sale of such Capital Stock permitted hereby shall be treated as cash proceeds from an Asset Disposition and shall be applied in accordance with Section 4.06.

         SECTION 4.14. Calculation of Original Issue Discount. The Company shall file with the Paying Agent promptly at the end of each calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (b) such other specific information relating to such original issue discount as may then be required under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE 5

                               Successor Company

         SECTION 5.01. (a) When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

           (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

           (v) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

         Notwithstanding the foregoing Sections 5.01(a)(ii) and 5.01(a)(iii), the Company may merge with an Affiliate incorporated or formed solely for the purpose of reincorporating the Company in another jurisdiction.

         The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.

         (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Successor Guarantor (if not such Guarantor) shall expressly assume, by a supplemental indenture to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Guarantor or any Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         (c) Notwithstanding Sections 5.01(a)(ii), 5.01(a)(iii) and 5.01(b)(ii), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary. In addition, Section 5.01(b) shall not apply to any consolidation with, merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person shall not be a Subsidiary of the Company and the other terms of this Indenture, including
Section 4.06, are complied with.


                                   ARTICLE 6

                             Defaults and Remedies

         SECTION 6.01. Events of Default. An "Event of Default" occurs if:

         (a) the Company defaults in any payment of interest on, or Additional Amounts in respect of, any Note when the same becomes due and payable whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

         (b) the Company (i) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes, whether or not such redemption or purchase shall be prohibited by
      Article 10;

         (c) the Company fails to comply with Section 5.01;

         (d) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12 or 4.13 (other than a failure to purchase Notes when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice to the Company and the Trustee specified below;

         (e) the Company or any Guarantor fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice to the Company and the Trustee specified below;

         (f) Indebtedness of the Company or any Subsidiary (other than Indebtedness owing to the Company or a Subsidiary of the Company) is not paid within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice to the Company and the Trustee specified below;

         (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case;

              (ii) consents to the entry of an order for relief against it in an involuntary case;

             (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

              (iv) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

              (ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

             (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

         (i) any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent is rendered against the Company or any Restricted Subsidiary, to the extent such judgment or decree is not covered by insurance or is in excess of insurance coverage, if there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

         (j) any Guarantee ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Guarantor or Person acting by or on behalf of such Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for 10 days after the notice to the Company and the Trustee specified below.

         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (d), (e) or (f) above is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes notify the Company and the Trustee of the Default and the Company or the Guarantor, as applicable, does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (f) or (j) and any event which, with the giving of notice or the lapse of time, would become an Event of Default under clause (d), (e) or (i), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount at maturity of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal of or interest on Notes that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding in its own name and as trustee of an express trust even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount at maturity of the Notes by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any

Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal of or interest on the Notes when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

           (i) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

          (ii) the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes make a written request to the Trustee to pursue the remedy;

         (iii) such Holder or Holders offer to the Trustee security or indemnity reasonably acceptable to the Trustee against any loss, liability, fees and expenses, including reasonable fees and expenses of legal counsel;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

           (v) the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

         (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and Additional Amounts and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default speci fied in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07;

         SECOND: to Holders of Senior Indebtedness of the Company to the extent required by Article 10;

         THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, and any Additional Amounts without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, any Additional Amounts and interest, respectively; and

         FOURTH: to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount at maturity of the Notes.

         SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    Trustee

         SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

           (i) this paragraph does not limit the effect of Section 7.01(b);

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c).

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

         SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel and indemnification to its reasonable satisfaction. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document or as to whether or not an Event of Default shall have occurred unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount at maturity of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be responsible for any conduct or omission by the Company or any Guarantor or the occurrence of any Event of Default.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The Trustee shall not be deemed to have notice of a Default unless a Trust Officer shall have actual knowledge thereof or shall have received written notice thereof from any Holder.

         SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2000, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with
Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor, jointly and severally shall indemnify the Trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold harmless against, any and all loss, liability claim, demand or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any Additional Amounts, if any, on particular Notes.

         The Company's obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company in writing in accordance with the provisions of Section 13.02. Any resignation of the Trustee shall be effective immediately upon receipt by the Company of such notice (unless such notice shall specify a later time as the effective time of such resignation, in which case such later time shall be the effective time), and the resignation of the Trustee shall not prejudice any rights of the Trustee to receive any compensation, any reimbursement of any expenses or any indemnity or right to being defended and held harmless under this Indenture. The Holders of a majority in aggregate principal amount at maturity of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

           (i) the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged bankrupt or insolvent;

         (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee otherwise becomes incapable of acting.

         (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount at maturity of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount at maturity of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA ss. 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                   ARTICLE 8

                       Discharge of Indenture; Defeasance

         SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) When
(i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancelation or
(ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient, or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding Notes when due at maturity or upon redemption of all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced or paid pursuant to Section 2.07), and Additional Amounts, if any, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12 and 4.13 and the operation of Section
5.01(a)(iii), 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant

Subsidiaries only) and 6.01(i) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations under the Guarantees shall each be terminated simultaneously with the termination of such obligations.

         If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only) or 6.01(i) or because of the failure of the Company to comply with Section 5.01(a)(iii).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08 and in
this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

         SECTION 8.02. (a) Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient, or U.S. Government Obligations the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date and Additional Amounts, if any;

           (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

          (iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

           (iv) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

            (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

           (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

         (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

         (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

         SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 10 or 12.

         SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

         SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

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                                   ARTICLE 9

                                   Amendments

         SECTION 9.01. Without Consent of Holders. (a) The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

         (i)    to cure any ambiguity, omission, defect or inconsistency;

         (ii)   to comply with Article 5;

         (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in
      Section 163(f)(2)(B) of the Code;

         (iv) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representative therefor) under Article 10 or Article 12;

         (v)    to add additional Guarantees with respect to the Notes;

         (vi)   to secure the Notes;

         (vii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

         (viii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

         (ix) to make any change that does not adversely affect the rights of any Holder;

         (x) to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or

         (xi) to change the name or title of the Initial Notes or the Exchange Notes and make any conforming changes related thereto.

         (b) No amendment under this Section 9.01 may make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

         SECTION 9.02. With Consent of Holders. (a) The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

         (i) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment;

         (ii) reduce the rate of or extend the time for payment of interest or any Additional Amounts on any Note;

         (iii) reduce the principal of or extend the Stated Maturity of any Note;

         (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
      Article 3;

         (v) make any Note payable in money other than that stated in the Note;

         (vi) make any change in Article 10 or Article 12 that adversely affects the rights of any Holder under Article 10 or Article 12;

         (vii) impair the right of any holder to receive payment of principal of and interest or any Additional Amounts on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

         (viii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or




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

         (ix)   modify the Guarantees in any manner adverse to the Holders.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         (b) No amendment under this Section 9.02 may make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

         SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

         (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after




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

such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

         SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including
Section 9.03).

                                   ARTICLE 10

                                 Subordination

         SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein. For purposes of this Article 10, the Indebtedness evidenced by the Notes shall be deemed to include the Additional Amounts, if any, payable pursuant to the provisions set forth in the Notes and the Registration Agreement. All provisions of this Article 10 shall be subject to Section 10.12.




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

         SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its properties:

         (a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness (including interest accruing after, or that would accrue but for, the commencement of such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such claim for such interest would be allowed) before the Holders shall be entitled to receive any payment of principal of or interest on the Notes; and

         (b) until the Senior Indebtedness of the Company is paid in full in cash or cash equivalents, any payment or distribution to which Holders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive and retain (i) Permitted Junior Securities; and (ii) payments made from the defeasance trust described under Section 8.01 so long as, on the date or dates the respective amounts were paid into the defeasance trust, such payments were made with respect to the Notes without violating the subordination provisions described herein.

         SECTION 10.03. Default on Senior Indebtedness. The Company may not pay the principal of, interest on, or Additional Amounts in respect of, the Notes or make any deposit pursuant to Section 8.01, and may not otherwise purchase, repurchase, redeem, retire, defease or otherwise acquire for value any Notes (collectively, "pay the Notes") if:

         (a) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness of the Company occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness of the Company is not paid when due; or

         (b) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,




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

         (i) the default has been cured or waived and any such acceleration has been rescinded; or

         (ii) such Designated Senior Indebtedness has been paid in full in cash or cash equivalents;

provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) above has occurred and is continuing.

         During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without (x) further notice (except such notice as may be required to effect such acceleration) or (y) the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated

         (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

         (b) because such Designated Senior Indebtedness has been repaid in full in cash or cash equivalents; or

         (c) because the default giving rise to such Blockage Notice is no longer continuing).

         Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the second preceding paragraph and in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period.

         Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior

Indebtedness of the Company other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 10.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         SECTION 10.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee (provided, that the Trustee shall have received written notice from the Company, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if this Article 10 otherwise permits payment at that time.

         SECTION 10.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

         SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full , Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

         SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on and Additional Amounts, if any, in respect of, the Notes in accordance with their terms; or

         (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.

         SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

         SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 10. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

         SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

         SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

         SECTION 10.12. Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Notes and Additional Amounts, if any, in respect thereof shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

         SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

         SECTION 10.14. Trustee To Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

         SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

         SECTION 10.17. Trustee's Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                   ARTICLE 11

                                   Guarantees

         SECTION 11.01. Guarantees. (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest on or Additional Amounts, if any, in respect of, the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

         (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof;
(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

         (c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

         (d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

         (e) The Guarantee of each Guarantor is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Guarantor and is made subject to such provisions of this Indenture.

         (f) Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06 the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the

Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

         (g) Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         (h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

         (i) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

         (j) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.




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

         (k) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 11.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         (b) Any Guarantee of any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 11 upon (i) the sale or other disposition (including through merger or consolidation) of the Capital Stock, or all or substantially all the assets, of the applicable Subsidiary Guarantor if such sale or other disposition is made in compliance with Section 4.06; or (ii) the applicable Subsidiary Guarantor ceasing to be a Subsidiary of the Company as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof if such Subsidiary Guarantor is released from its guarantees of, and all pledges and security interests granted in connection with, such Bank Indebtedness.

         In addition, if any Subsidiary Guarantor is released from its guarantee of, and all pledges and security interests granted in connection with, or is not required to guarantee or provide security in respect of, any Indebtedness of the Company or any Subsidiary (or in the case of a Foreign Subsidiary, the Company or any Domestic Subsidiary) of the Company, then such Subsidiary Guarantor's Guarantee shall be automatically released, or not required, for so long as such Subsidiary Guarantor does not guarantee, or provide security interests in respect of, any Indebtedness of the Company or any Subsidiary (or in the case of a Foreign Subsidiary, the Company or any Domestic Subsidiary) of the Company; provided, however, that if such Subsidiary is a Domestic Subsidiary, such Subsidiary Guarantor's Guarantee shall only be so released or not required if, after giving effect to such release or lack of Guarantee, such Subsidiary Guarantor and all other Domestic Subsidiaries that are not Guarantors (i) would have generated 10% or less of the EBITDA of the Company and its Domestic Subsidiaries on a consolidated basis for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which financial statements are publicly available and (ii) would have had assets that represented 10% or less of the Consolidated Net Tangible Assets of the Company and its Domestic Subsidiaries on a consolidated basis as of the end of the most recent fiscal quarter for which financial statements are publicly available; provided, further, however, that once the Guarantee of a Subsidiary is released or not required as contemplated above, the applicable Subsidiary of the Company shall not be required to give a Guarantee unless it guarantees, or provides security interests in respect of, any Indebtedness of the Company or any Subsidiary (or in the case of a Foreign Subsidiary, the Company or any Domestic Subsidiary) of the Company.

         In the event that the conditions specified in this Section 11.02(b) are satisfied and the Company delivers to the Trustee an Opinion of Counsel and an Officers' Certificate to that effect, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

         SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

         SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 11.06. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to
Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture to this

Indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

         SECTION 11.07. Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

                                   ARTICLE 12

                        Subordination of the Guarantees

         SECTION 12.01. Agreement To Subordinate. Each Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of a Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Guarantor. The obligations hereunder with respect to a Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor and shall rank senior to all existing and future Subordinated Obligations of such Guarantor; and only Indebtedness of such Guarantor that is Senior Indebtedness of such Guarantor shall rank senior to the obligations of such Guarantor in accordance with the provisions set forth herein.

         SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its properties:

         (a) holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness (including interest accruing after, or that would accrue but for, the commencement of such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such claim for such interest would be allowed) before the Holders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Subsidiary Guarantor; and

         (b) until the Senior Indebtedness of such Guarantor is paid in full in cash or cash equivalents, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their respective interests may appear, except that Holders may receive and retain (i) Permitted Junior Securities; and
      (ii) payments made from the defeasance trust described under Section 8.01 so long as, on the date or dates the respective amounts were paid into the defeasance trust, such payments were made with respect to the Notes without violating the subordination provisions described herein.

         SECTION 12.03. Default on Senior Indebtedness of a Guarantor. A Guarantor may not make any payment pursuant to any of the Guaranteed Obligations or repurchase, redeem or otherwise acquire for value any Notes (collectively, "pay its Guarantee") if:

         (a) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness of such Guarantor occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness of such Guarantor is not paid when due; or

         (b) any other default on Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,

         (i) the default has been cured or waived and any such acceleration has been rescinded; or

         (ii) such Designated Senior Indebtedness has been paid in full in cash or cash equivalents;

provided, however, that such Guarantor may pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of the Designated Senior Indebtedness of such Guarantor with respect to which either of the events in clause (a) or (b) above has occurred and is continuing.

         During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Guarantor pursuant to which the maturity thereof may be accelerated immediately (x) without further notice (except such notice as may be required to effect such acceleration) or (y) the expiration of any applicable grace periods, such Guarantor may not pay its Guarantee for a period (a "Guarantee Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Guarantor and the Company) of written notice (a "Guarantee Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated:

         (a) by written notice to the Trustee (with a copy to such Guarantor and the Company) from the Person or Persons who gave such Guarantee Blockage Notice,

         (b) because such Designated Senior Indebtedness has been repaid in full in cash or cash equivalents or

         (c) because the default giving rise to such Guarantee Blockage Notice is no longer continuing).

         Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the second preceding paragraph and in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Guarantor may resume paying its Guarantee after the end of such Guarantee Payment Blockage Period.

         Not more than one Guarantee Blockage Notice may be given with respect to a Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Guarantor during such period; provided, however, that if any Guarantee Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Guarantor other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Guarantee Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 12.03, no default or event of default that existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Designated Senior Indebtedness of a Guarantor initiating such Guarantee Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantee Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         SECTION 12.04. Demand for Payment. If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article 11, the Trustee (provided that the Trustee shall have received written notice from the Company or such Guarantor on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Guarantor is outstanding, such Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this
Article 12 otherwise permits payment at that time.

         SECTION 12.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Holders that because of this Article 12 should not have been made to them, the Holders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Guarantor and pay it over to them as their respective interests may appear.

         SECTION 12.06. Subrogation. After all Senior Indebtedness of a Guarantor is paid in full and until the Notes are paid in full in cash, Holders shall be subrogated to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions applicable to Designated Senior Indebtedness of such Guarantor. A distribution made under this Article 12 to holders of Senior Indebtedness of such Guarantor which otherwise would have been made to Holders is not, as between such Guarantor and Holders, a payment by such Guarantor on Senior Indebtedness of such Guarantor.

         SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Holders and holders of Senior Indebtedness of a Guarantor. Nothing in this Indenture shall:

         (a) impair, as between a Guarantor and Holders, the obligation of a Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 11; or

         (b) prevent the Trustee or any Holder from exercising its available remedies upon a default by a Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions otherwise payable to Holders.

         SECTION 12.08. Subordination May Not Be Impaired by a Guarantor. No right of any holder of Senior Indebtedness of a Guarantor to enforce the subordination of the obligations of such Guarantor hereunder shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

         SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 12.03, the Trustee or the Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 12. A Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Guarantor may give the notice; provided, however, that if an issue of Senior Indebtedness of a Guarantor has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of a Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Guarantor; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section
7.07 or any other Section of this Indenture.

         SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Guarantor, the distribution may be made and the notice given to their Representative (if any).

         SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Demand Payment. The failure of a Guarantor to make a payment on any of its obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Guarantor under such obligations. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Guarantor pursuant to Article 11.

         SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Guarantor and other Indebtedness of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

         SECTION 12.13. Trustee To Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of each of the Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of a Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the relevant Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Guarantor shall be entitled by virtue of this Article 12 or otherwise.

         SECTION 12.15. Reliance by Holders of Senior Indebtedness of a Guarantor on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

         SECTION 12.16. Defeasance. The terms of this Article 12 shall not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described in Section 8.03.

                                   ARTICLE 13

                                 Miscellaneous

         SECTION 13.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of TIA ss.ss. 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

         SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person, by facsimile (followed by hard copy) or mailed by first-class mail addressed as follows:

                        if to the Company:

                        Maxxim Medical Group, Inc.
                        10300 49th Street North
                        Clearwater, Florida 33762

                        Attention of: Corporate Secretary

                        (telecopier no.: 727-561-2180)
                        if to the Trustee:

                        The Bank of New York
                        101 Barclay Street, Floor 21W
                        New York, New York 10286

                        Attention of: Corporate Trust Department

                        (telecopier no.: 212-815-5915)

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed , first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

         (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 13.06. When Notes Disregarded. In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

         SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any of the Guarantors shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         SECTION 13.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    MAXXIM MEDICAL GROUP, INC., a
                                    Delaware corporation, as issuer

                                       by   /s/  Kenneth W. Davidson
                                          ------------------------------------
                                          Name:  Kenneth W. Davidson
                                          Title: Chairman, President and
                                                 Chief Executive Officer


                                    MAXXIM MEDICAL, INC., a Texas corporation, as Guarantor

                                       by   /s/  Kenneth W. Davidson
                                          ------------------------------------
                                          Name:  Kenneth W. Davidson
                                          Title: Chairman, President and
                                                 Chief Executive Officer


                                    MAXXIM MEDICAL, INC., a Delaware
                                    corporation, as Guarantor

                                       by   /s/  Kenneth W. Davidson
                                          ------------------------------------
                                          Name:  Kenneth W. Davidson
                                          Title: President, Secretary and
                                                 Chief Executive Officer


                                    FABRITEK LA ROMANA, INC.,
                                    a Mississippi corporation, as Guarantor

                                       by   /s/  Kenneth W. Davidson
                                          ------------------------------------
                                          Name:  Kenneth W. Davidson
                                          Title: President, Secretary and
                                                 Treasurer

                                    MAXXIM INVESTMENT MANAGEMENT, INC., a
                                    Nevada corporation, as Guarantor

                                       by  /s/  Peter M. Graham
                                         ------------------------------------
                                         Name:  Peter M. Graham
                                         Title: Chief Operating Officer,
                                                Secretary and Senior
                                                Executive Vice President


                                    THE BANK OF NEW YORK, a New York banking corporation, as Trustee by  /s/  Annette L. Kos
                                         ------------------------------------
                                         Name:  Annette L. Kos
                                         Title: Assistant Vice President

                                                                     APPENDIX A

                      PROVISIONS RELATING TO INITIAL NOTES
                               AND EXCHANGE NOTES

         1. Definitions

         1.1 Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

               "Definitive Note" means a certificated Initial Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

               "Depositary" means The Depository Trust Company, its nominees and their respective successors.

               "Global Notes Legend" means the legend set forth under that caption in Exhibit B to this Indenture.

               "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

               "Notes Custodian," who shall initially be the Trustee, means the custodian with respect to a Global Exchange Note (as appointed by the Depositary) or any successor person thereto.

               "Purchase Agreement" means the Purchase Agreement dated November 12, 1999, among the Company, the Guarantors and the Purchasers.

               "Purchasers" means GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 3 Limited, Merrill Lynch International, The Northwestern Mutual Life Insurance Company, Chase Equity Associates, L.P., CIBC WMC INC., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Nationwide Life Insurance Company, Deusche Bank AG, New York Branch and Credit Suisse First Boston Corporation.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount at maturity of Exchange Notes registered under the Securities Act.

               "Registration Agreement" means the Exchange and Registration Rights Agreement dated November 12, 1999, among the Company, the Guarantors and the Purchasers.

               "Regulation S" means Regulation S under the Securities Act.

               "Restricted Notes Legend" means the legend set forth in paragraph 2.3(d)(i) herein.

               "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

               "Rule 144A" means Rule 144A under the Securities Act.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Notes pursuant to the Registration Agreement.

               "Transfer Restricted Notes" means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

         1.2 Other Definitions


               Term:                                             Defined in Section:
               -----                                             -------------------
        "Agent Members" .....................................          2.1(c)
        "Initial Definitive Notes" ..........................          2.1(b)
        "Global Exchange Note"...............................          2.1(b)

         2. The Notes

         2.1 Form and Dating

               (a) The Initial Notes issued on the date hereof will be sold by the Company pursuant to the Purchase Agreement to the Purchasers. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

               (b) The Initial Notes shall be issued in the form of Definitive Notes, in fully registered form (the "Initial Definitive Notes") bearing the Restricted Notes Legend and shall be issued to and registered in the name of the applicable Purchaser and duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

         Initial Notes will be exchanged for Exchange Notes in the Registered Exchange Offer pursuant to the Registration Agreement. Exchange Notes will also be issued upon the sale of Initial Notes (i) under a Shelf Registration Statement or (ii) at any time that the Initial Notes being sold are not Transfer Restricted Notes. Exchange Notes shall, except as provided in Sections
2.3 and 2.4, be issued in global form bearing the Global Notes Legend (the "Global Exchange Notes"). The aggregate principal amount at maturity of the Global Exchange Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

         (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Exchange Note deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer, authenticate and deliver one Global Exchange Note that
(i) shall be registered in the name of the Depositary for such Global Exchange Note or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Notes Custodian.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Exchange Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Exchange Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Exchange Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Exchange Note.

         (d) Definitive Notes. Except as provided in Sections 2.3 or 2.4, owners of beneficial interests in Global Exchange Notes will not be entitled to receive physical delivery of certificated Notes.

         2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (a) Initial Definitive Notes for original issue on the date hereof in an aggregate principal amount at maturity of

$144,552,000, (b) subject to the terms of this Indenture, Exchange Notes in the form of Global Exchange Notes for issue in a Registered Exchange Offer pursuant to the Registration Agreement in a like principal amount at maturity of the Initial Notes exchanged pursuant thereto, (c) subject to the terms of this Indenture, Exchange Notes in the form of Global Exchange Notes in lieu of Initial Notes upon the sale of such Initial Notes (i) under a Shelf Registration Statement or (ii) at any time that such Initial Notes being sold are not Transfer Restricted Notes and (d) subject to the terms of this Indenture, upon presentation to the Trustee of Initial Notes that are not Transfer Restricted Notes. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed $144,552,000 except as provided in Sections 2.07 and 2.08 of this Indenture.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

         (i)  to register the transfer of such Definitive Notes; or

         (ii) to exchange such Definitive Notes for an equal principal amount at maturity of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

         (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

         (2) in the case of Transfer Restricted Notes are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

                  (B) if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

                  (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
         Section 2.3(d)(i).

         (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Exchange Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Exchange Note except (i) as part of a Registered Exchange Offer, (ii) upon sale of the Definitive Note under the Shelf Registration Statement, (iii) upon sale of the Definitive Note at the time such Definitive Note is not a Transfer Restricted Note or (iv) upon presentation to the Trustee of Definitive Notes that are not Transfer Restricted Notes. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Exchange Note to reflect an increase in the aggregate principal amount at maturity of the Notes represented by the Global Exchange Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount at maturity of Notes represented by the Global Exchange Note to be increased by the aggregate principal amount at maturity of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Exchange Note equal to the principal amount at maturity of the Definitive Note so canceled. If no Global Exchange Notes are then outstanding and the Global Exchange Note has not been previously exchanged for certificated Notes pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Exchange Note in the appropriate principal amount at maturity.

         (c) Transfer and Exchange of Global Exchange Notes. (i) The transfer of the Global Exchange Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Exchange Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Exchange Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Exchange Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Exchange Note being transferred.

         (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Exchange Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (d) Legend.

         (i)  Except as permitted by the following paragraphs (ii), (iii) or
      (iv), each Definitive Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE

      UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR
      (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Note shall bear the following additional legend:

      IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

         (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

         (iii) After a transfer of any Initial Notes during the period of the effectiveness of and pursuant to a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall become applicable.

         (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, Exchange
      Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

         (e) Cancelation or Adjustment of Global Exchange Note. At such time as all beneficial interests in a Global Exchange Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Exchange Note shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Exchange Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Exchange Note, redeemed, repurchased or canceled, the principal amount at maturity of Notes represented by such Global Exchange Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Exchange Note) with respect to such Global Exchange Note, by the Trustee or the Notes Custodian, to reflect such reduction.

         (f)   Obligations with Respect to Transfers and Exchanges of Notes.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Exchange Notes at the Registrar's request.

         (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

         (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on and Additional Amounts, if any, with respect to such Note and for all other purposes whatsoever, whether or not such
      Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

         (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         (g)  No Obligation of the Trustee.

         (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Exchange Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Exchange Note). The rights of beneficial owners in any Global Exchange Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Exchange Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4 Definitive Notes

         (a) A Global Exchange Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of such Global Exchange Note, in exchange for such Global Exchange Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Exchange Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or
(iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

         (b) Any Global Exchange Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Exchange Note, an equal aggregate principal amount at maturity of Definitive Notes of authorized denominations. Any portion of a Global Exchange Note transferred pursuant to this paragraph shall be executed, authenticated and delivered only in denominations of $1,000 (in principal amount at maturity) and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Exchange Note shall, except as otherwise provided by
Section 2.3(d), bear the Restricted Notes Legend.

         (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Exchange Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

                                                                      EXHIBIT A

                          FORM OF FACE OF INITIAL NOTE

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.




         FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER, HOLDERS MAY OBTAIN INFORMATION CONCERNING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD TO MATURITY FROM THE CORPORATE SECRETARY OF THE COMPANY AT 10300 49TH STREET NORTH, CLEARWATER, FLORIDA 33762.

No. [___________]                                                   $__________

                   Senior Subordinated Discount Note due 2009

         Private Placement No. 57777# AA 5 MAXXIM MEDICAL GROUP, INC., a Delaware corporation, promises to pay to [___________] or registered assigns,
the principal sum at maturity of [            ] Dollars on November 15, 2009.

                Interest Payment Dates: May 15 and November 15.

                Record Dates:  May 1 and November 1.

         Additional provisions of this Note are set forth on the other side of this Note.


         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                     MAXXIM MEDICAL GROUP, INC.,

                                       by
                                          ------------------------------------
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

THE BANK OF NEW YORK

    as Trustee, certifies
    that this is one of
    the Notes referred
    to in the Indenture.

by
    -------------------------
    Authorized Signatory

Dated: November 12, 1999

                      FORM OF REVERSE SIDE OF INITIAL NOTE

                   Senior Subordinated Discount Note due 2009

1. Interest

         (a) MAXXIM MEDICAL GROUP, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay cash interest on the Accreted Value as of the Issue Date (and not as of any subsequent date) of this Note at the rate of 11% per annum. The Company shall pay cash interest semiannually on May 15 and November 15 of each year, commencing May 15, 2000. Such cash interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no such cash interest has been paid or duly provided for, from November 12, 1999 until the principal (as defined in the Indenture) hereof is due. Principal of the Notes will accrete as set forth in the Indenture. Cash interest shall be computed and Accreted Value shall accrete on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate of cash interest borne by the Notes plus 1% per annum (namely 12%), and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         (b) Additional Amounts. The holder of this Note is entitled to the benefits of the Registration Agreement, dated as of November 12, 1999, among the Company, Maxxim Medical, Inc., a Texas corporation and the parent of the Company, Maxxim Medical Inc., a Delaware corporation, Fabritek La Romana, Inc., a Mississippi corporation, and Maxxim Investment Management, Inc., a Nevada corporation (collectively, the "Guarantors"), and the Purchasers named therein. Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the Commission on or prior to 75 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective on or prior to 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission's staff, if later, on or prior to 60 days after publication of the change in law or interpretation),
(iii) the Registered Exchange Offer is not consummated on or prior to 180 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective on or prior to 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission's staff, if later, on or prior to 60 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Company and the Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 45 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Guarantors will be jointly and severally obligated to pay Additional Amounts to each holder of Transfer Restricted Notes, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 of Accreted Value, as of the most recent interest payment date or, if no interest has been paid, the Issue Date, of Transfer Restricted Notes held by such holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective or (iv) the Shelf Registration Statement again becomes effective, as the case may be. All accrued Additional Amounts shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of Additional Amounts shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such Additional Amounts. For purposes of the foregoing, "Transfer Restricted Notes" means (i) each Initial Note until the date on which such Initial Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) each Initial Note until the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Note until the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2. Method of Payment

         The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, Additional Amounts, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a certificated Note (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $500,000 aggregate principal amount at maturity of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

         The Company shall maintain an office or agency, which shall be located in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

         The Company issued the Notes under an Indenture dated as of November 12, 1999 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Except as set forth in Section 1(b) of this Note, terms defined in the Indenture and used but not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

         The Notes are senior subordinated unsecured discount obligations of the Company limited to $144,552,000 aggregate principal amount at maturity at any one time outstanding (subject to Section 2.07 of the Indenture). This Note is one of the Initial Notes referred to in the Indenture issued in an aggregate principal amount at maturity of $144,552,000. The Notes include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

         To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on an unsecured senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

         Except as set forth in the following paragraph, the Notes shall not be redeemable at the option of the Company prior to November 15, 2004. Thereafter, the Notes shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of Accreted Value), plus accrued and unpaid interest thereon and Additional Amounts, if any, in respect thereof to the redemption date (subject to the right of holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date), if redeemed during the twelve-month period commencing on November 15 of the years set forth below:


                                                REDEMPTION
            YEAR                                   PRICE
            ----                                ----------
            2004                                 106.875%
            2005                                 104.583%
            2006                                 102.292%
            2007 and thereafter                  100.000%

         Prior to November 15, 2002, the Company may, at its option, on one or more occasions, redeem Notes representing up to a maximum of 35% of the aggregate principal amount at maturity of the Notes with the Net Cash Proceeds of one or more Equity Offerings (a) by the Company or (b) by Holdings to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 113 3/4% of the Accreted Value thereof, plus accrued and unpaid interest thereon and Additional Amounts, if any, in respect thereof to the redemption date (subject to the right of holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, (i) at least 65% of the aggregate principal amount at maturity of the Notes remains outstanding; and (ii) any such redemption shall be made within 90 days of such related Equity Offering by the Company or Holdings, as the case may be, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6. Sinking Fund

         The Notes are not subject to any sinking fund.

7. Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 (in principal amount at maturity) may be redeemed in part but only in whole multiples of $1,000 (in principal amount at maturity). If money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Amounts, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, the Accreted Value ceases to accrete and cash interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. Repurchase of Notes at the Option of Holders upon Change of Control

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the Accreted Value of the Notes to be repurchased, plus accrued and unpaid interest thereon and Additional Amounts, if any, in respect thereof, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

         In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.

9. Subordination

         The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each of the Company and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 (in principal amount at maturity) and integral multiples thereof. A Holder may transfer or exchange Initial Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

11. Persons Deemed Owners

         Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

         If money for the payment of principal of or interest on the Notes remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and (b) any default may be waived with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes (a) to cure any ambiguity, omission, defect or inconsistency; (b) to comply with Article 5 of the Indenture; (c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (d) to make any change in Article 10 or 12 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representative thereof) under Article 10 or 12 of the Indenture; (e) to add additional Guarantees with respect to the Notes; (f) to secure the Notes; (g) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred on the Company in the Indenture; (h) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (i) to make any change that does not adversely affect the rights of any Holder; (j) to provide for the issuance of the Exchange Notes which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or (k) to change the name or title of the Initial Notes or Exchange Notes and make any conforming changes related thereto.

15. Defaults, Remedies and Acceleration

         If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount at maturity of the Notes may rescind any such acceleration with respect to the Notes and its consequences.

         If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. No provision of the Indenture, however, shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Indenture or in the exercise of any of its rights or powers. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing, (ii) Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes have requested the Trustee in writing to pursue the remedy,
(iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period. Subject to certain restrictions, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to certain exceptions in the Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Trustee Dealings with the Company

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or any of the Guarantors shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. Governing Law

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. Private Placement Numbers

         The Company has caused Private Placement numbers to be printed on the Notes and has directed the Trustee to use Private Placement numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint              agent to transfer this Note on the books of
the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________________ Your Signature: _________________________________________
(Sign exactly as your name appears on the other side of this Note.)


Signature Guarantee: ___________________________________________________________
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                           TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount at maturity of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1) [ ] to the Company; or

         (2) [ ] to the Registrar for registration in the name of the Holder, without transfer; or

         (3) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

         (4) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (5) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (6) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

         (7) [ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                          ______________________________________
                                          Your Signature

Signature Guarantee:

Date: ___________________                 ______________________________________
Signature must be guaranteed              Signature of Signature
by a participant in a                     Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

________________________________________________________________________________

             TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________             ____________________________________________
                                              NOTICE: To be executed by
                                                      an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

         IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

         LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK [ ] CHANGE OF CONTROL [ ]

         IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE PRINCIPAL AMOUNT AT MATURITY ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$


DATE: __________________ YOUR SIGNATURE: _______________________________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE NOTE)


SIGNATURE
GUARANTEE:______________________________________________________________________
          SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                      EXHIBIT B

                         FORM OF FACE OF EXCHANGE NOTE
                             [Global Notes Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL EXCHANGE NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL EXCHANGE NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER, HOLDERS MAY OBTAIN INFORMATION CONCERNING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD TO MATURITY FROM THE CORPORATE SECRETARY OF THE COMPANY AT 10300 49TH STREET NORTH, CLEARWATER, FLORIDA 33762.

No.                                                                 $__________

                   Senior Subordinated Discount Note due 2009

                                                             [CUSIP No. ______]

         MAXXIM MEDICAL GROUP, INC., a Delaware corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum at maturity [of Dollars] [listed on the Schedule of Increases or Decreases in Global Exchange Note attached hereto]1 on November 15, 2009.

         Interest Payment Dates: May 15 and November 15.

         Record Dates: May 1 and November 1.





















--------
1 Use the Schedule of Increases and Decreases language if Note is in Global
  Form.

         Additional provisions of this Note are set forth on the other side of this Note.


         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                        MAXXIM MEDICAL GROUP, INC.,

                                           by
                                              ----------------------------------
                                              Name:
                                              Title:



TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

THE BANK OF NEW YORK,

   as Trustee, certifies
   that this is one of
   the Notes referred
   to in the Indenture.

   by
       -----------------------------
       Authorized Signatory

Dated:







------------
*/ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL EXCHANGE NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL EXCHANGE NOTE".

                     FORM OF REVERSE SIDE OF EXCHANGE NOTE

                   Senior Subordinated Discount Note due 2009

1.  Interest

         (a) MAXXIM MEDICAL GROUP, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay cash interest on the Accreted Value as of the Issue Date (and not as of any subsequent date) of this Note at the rate of 11% per annum. The Company shall pay cash interest semiannually on May 15 and November 15 of each year, commencing May 15, 2000. Such cash interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no such cash interest has been paid or duly provided for, from November 12, 1999 until the principal (as defined in the Indenture) hereof is due. Principal of the Notes will accrete as set forth in the Indenture. Cash interest shall be computed and Accreted Value shall accrete on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate of cash interest borne by the Notes plus 1% per annum (namely 12%), and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

         The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, Additional Amounts and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Exchange Note (including principal, Additional Amounts and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $500,000 aggregate principal amount at maturity of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

         The Company shall maintain an office or agency, which shall be located in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

         The Company issued the Notes under an Indenture dated as of November 12, 1999 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and used but not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

         The Notes are senior subordinated unsecured discount obligations of the Company limited to $144,552,000 aggregate principal amount at maturity at any one time outstanding (subject to Section 2.07 of the Indenture). This Note is one of the Exchange Notes referred to in the Indenture issued in an aggregate principal amount at maturity of $144,552,000. The Notes include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

         To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the

Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on an unsecured senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

         Except as set forth in the following paragraph, the Notes shall not be redeemable at the option of the Company prior to November 15, 2004. Thereafter, the Notes shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of Accreted Value), plus accrued and unpaid interest thereon and Additional Amounts, if any, in respect thereof to the redemption date (subject to the right of holders of record on the relevant record date to receive interest and Additional Amounts, if any due on the relevant interest payment date), if redeemed during the twelve-month period commencing on November 15 of the years set forth below:


                                                    REDEMPTION
            YEAR                                         PRICE
            ----                                    ----------
            2004                                      106.875%
            2005                                      104.583%
            2006                                      102.292%
            2007 and thereafter                       100.000%

         Prior to November 15, 2002, the Company may, at its option, on one or more occasions, redeem Notes representing up to a maximum of 35% of the aggregate principal amount at maturity of the Notes with the Net Cash Proceeds of one or more Equity Offerings (a) by the Company or (b) by Holdings to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 113 3/4% of the Accreted Value thereof, plus accrued and unpaid interest thereon and Additional Amounts, if any, in respect thereof to the redemption date (subject to the right of holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, (i) at least 65% of the aggregate principal amount at maturity of the Notes remains outstanding; and (ii) any such redemption shall be made within 90 days of such related Equity Offering by the Company or Holdings, as the case may be, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6. Sinking Fund

         The Notes are not subject to any sinking fund.

7. Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 (in principal amount at maturity) may be redeemed in part but only in whole multiples of $1,000 (in principal amount at maturity). If money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Amounts, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, the Accreted Value ceases to accrete and cash interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. Repurchase of Notes at the Option of Holders upon Change of Control

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the Accreted Value of the Notes to be repurchased, plus accrued and unpaid interest thereon and Additional Amounts, if any, in respect thereof, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

         In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.

9. Subordination

         The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each of the Company and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 (in principal amount at maturity) and integral multiples thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

11. Persons Deemed Owners

         Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

         If money for the payment of principal of or interest on the Notes remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and (b) any default may be waived with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes (a) to cure any ambiguity, omission, defect or inconsistency; (b) to comply with Article 5 of the Indenture; (c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (d) to make any change in Article 10 or 12 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representative thereof) under Article 10 or 12 of the Indenture; (e) to add additional Guarantees with respect to the Notes; (f) to secure the Notes; (g) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred on the Company in the Indenture; (h) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (i) to make any change that does not adversely affect the rights of any Holder; (j) to provide for the issuance of the Exchange Notes which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or (k) to change the name or title of the Initial Notes or Exchange Notes and make any conforming changes related thereto.

15. Defaults, Remedies and Acceleration

         If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount at maturity of the Notes may rescind any such acceleration with respect to the Notes and its consequences.

         If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. No provision of the Indenture, however, shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Indenture or in the exercise of any of its rights or powers. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the to the Trustee written notice stating that an Event of Default is continuing, (ii) Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes have requested the Trustee in writing to pursue the remedy,
(iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period. Subject to certain restrictions, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to certain exceptions in the Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Trustee Dealings with the Company

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or any of the Guarantors shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act). 20. Governing Law

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP Numbers

         The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         I or we assign and transfer this Note to


               (Print or type assignee's name, address and zip code)

               (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                       agent to transfer this Note on the
books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date: ________________ Your Signature: _________________________________________
(Sign exactly as your name appears on the other side of this Note.)


Signature Guarantee: ___________________________________________________________
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                       OPTION OF HOLDER TO ELECT PURCHASE

         IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

         LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK[ ]CHANGE OF
CONTROL[ ]


         IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE PRINCIPAL AMOUNT AT MATURITY ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$


DATE: __________________ YOUR SIGNATURE: _______________________________________
       (SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE NOTE)


SIGNATURE GUARANTEE:____________________________________________________________
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                                                                      EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of , among [GUARANTOR] (the "New Guarantor"), MAXXIM MEDICAL GROUP, INC. (or its successor), a Delaware corporation (the "Company"), MAXXIM MEDICAL, INC., a Texas corporation and parent of the Company ("Maxxim Texas"), MAXXIM MEDICAL, INC., a Delaware corporation ("Maxxim Delaware"), FABRITEK LA ROMANA, INC., a Mississippi corporation, MAXXIM INVESTMENT MANAGEMENT, INC., a Nevada corporation, and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").


                             W I T N E S S E T H :


         WHEREAS the Company and Maxxim Texas, Maxxim Delaware, Fabritek La Romana, Inc. and Maxxim Investment Management, Inc. (collectively, the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of November 12, 1999, providing for the issuance of an aggregate principal amount at maturity of up to $144,552,000 of Senior Subordinated Discount Notes due 2009 of the Company (the "Notes");

         WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

         1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                      [NEW GUARANTOR],

                                         by
                                             ----------------------------------
                                             Name:
                                             Title:

                                      MAXXIM MEDICAL GROUP, INC.,

                                         by
                                             ----------------------------------
                                             Name:
                                             Title:


                                      MAXXIM MEDICAL, INC., a Texas corporation

                                         by
                                             ----------------------------------
                                             Name:
                                             Title:


                                      MAXXIM MEDICAL, INC., a Delaware
                                      corporation

                                         by
                                             ----------------------------------
                                             Name:
                                             Title:


                                      FABRITEK LA ROMANA, INC.,

                                         by
                                             ----------------------------------
                                             Name:
                                             Title:


                                      MAXXIM INVESTMENT MANAGEMENT, INC.,

                                         by
                                             ----------------------------------
                                             Name:
                                             Title:

                                      THE BANK OF NEW YORK, as Trustee

                                         by
                                             ----------------------------------
                                             Name:
                                             Title:






















                                       4